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                                                          Exhibit 99-A(10)(c)

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MINNESOTA MUTUAL                                                                                               APPLICATION PART 3
                                                                                      AGREEMENTS, CERTIFICATION AND AUTHORIZATION
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The Minnesota Mutual Life Insurance Company - 400 Robert Street North - St. Paul, Minnesota 55101-2098
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Proposed Insured's Name (Last, First, Middle Initial)

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AGREEMENTS/CERTIFICATION: I have read, or had read to me the statements and answers recorded on Part 1 and Part 2 of my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true and complete and correctly recorded. I understand that any false statement or misrepresentation on this application may result in loss of coverage under this policy subject to the Time Limit on Certain Defenses, incontestability provision, and legal proceedings. I agree that they will become part of this application and any policy issued on it. The insurance applied for will not take effect unless the policy is issued and delivered and the full first premium is paid while the health of the Proposed Insured remains as stated in
Part 1 and Part 2 of the application. IF SUCH CONDITIONS ARE MET THE INSURANCE WILL TAKE EFFECT AS OF THE POLICY DATE SPECIFIED
IN THE POLICY; THE ONLY EXCEPTION TO THIS IS PROVIDED IN THE RECEIPT AND TEMPORARY LIFE INSURANCE AGREEMENT, AND THE CONDITIONAL
HEALTH RECEIPT, ISSUED IF THE PREMIUM IS PAID IN ADVANCE. No deposit has been made nor any premium paid on the policy applied for, either in cash or by extension of credit, except as stated on this application.

VARIABLE ADJUSTABLE LIFE: I also agree that if this application is for a Variable Adjustable Life policy, that Minnesota
Mutual, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE
DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACTUAL CASH VALUE OF THE
POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON INVESTMENT RESULTS. THERE IS NO MINIMUM ACTUAL CASH VALUE FOR POLICY
VALUES INVESTED IN THESE SUB-ACCOUNTS.

AUTHORIZATION: I authorize any physician, medical practitioner, hospital, clinic or other health care provider, insurance or reinsuring company, consumer reporting agency, the Medical Information Bureau, Inc. (MIB), or employer which has any records or knowledge of the physical or mental health of me or my minor children, to give all such information and any other nonmedical information relating to such persons to Minnesota Mutual or its reinsurers. This shall include ALL INFORMATION as to any medical history, consultations, diagnoses, prognoses, prescriptions or treatments and tests, including information regarding alcohol or drug abuse, sickle cell disease and AIDS or AIDS-related conditions. To facilitate rapid submission of such information, I authorize all said sources, except MIB, to give such records or knowledge to any agency employed by Minnesota
Mutual to collect and transmit such information.

I understand this information is to be used for the purpose of determining eligibility for insurance and may be used for determining eligibility for benefits. I understand this information may be made available to Underwriting, Claims and support staff of Minnesota Mutual. I authorize Minnesota Mutual or its reinsurers to release any such information to reinsuring companies, the MIB, or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may further authorize.

I agree this authorization shall be valid for twenty-six months from the date it is signed.

I understand that I have the right to request and receive a copy of this authorization and that a photocopy of this authorization shall be as valid as the original.

I acknowledge that I have been given the Minnesota Mutual Consumer Privacy Notice. (Notice Regarding Consumer Reports and
Notice Regarding Medical Information Bureau, Inc.)

Proposed Insured X______________________________________  Date signed ______________ City ______________ State ______________

Signature of Applicant (if other than Proposed Insured)                                     D.O.B. of Applicant (if other
Give title if signed on behalf of a business X __________________________________________   than Proposed Insured)______________

Witness/Registered Representative (licensed resident agent) ____________________________________________________________________

Signature of Parent, Conservator or Guardian (on juvenile applications) X ______________________________________________________


F 42663 3-91                                                                                                    Reformat 6-95

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